UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ ]  Definitive Proxy Statement
      [X]  Definitive Additional Materials
      [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

 .............................MARVEL ENTERPRISES, INC............................
               (Name of Registrant as Specified In Its Charter)
 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies: ______
      2) Aggregate number of securities to which transaction applies: ______
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
      4) Proposed maximum aggregate value of transaction: ______
      5) Total fee paid: ______

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: ______
      2) Form, Schedule or Registration Statement No.: ______
      3) Filing Party: ______
      4) Date Filed: ______

                            MARVEL ENTERPRISES, INC.
                              387 Park Avenue South
                            New York, New York 10016

                                ----------------
                           SUPPLEMENTAL PROXY MATERIAL
                                     for the
                       2000 Annual Meeting of Stockholders
                        to be held on September 28, 2000

                                ----------------

      This supplemental proxy material (this "Supplement"), is being furnished by and on behalf of the Board of Directors of Marvel Enterprises, Inc. (the "Company") as a supplement to the proxy statement (the "Proxy Statement") furnished by and on behalf of the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on Thursday, September 28, 2000 at the Loews New York Hotel, 2nd Floor, 569 Lexington Avenue at East 51st Street, New York, New York, and at any adjournments thereof.

      This Supplement corrects an error in the Proxy Statement regarding the number of shares of the Company's common stock, par value $0.01 per share ("Common Stock") which are entitled to vote at the Annual Meeting. The number of outstanding shares of Common Stock reported in the Proxy Statement includes 7,394,000 shares of Common Stock held by Marvel Characters, Inc., an indirect wholly owned subsidiary of the Company. Under Delaware law, those shares of Common Stock are not entitled to vote and may not be counted for quorum purposes. The overstatement in the number of outstanding shares caused certain percentages in the Proxy Statement relating to voting and beneficial ownership of Common Stock to be understated. This Supplement was first mailed to stockholders on or about September 11, 2000.

      All capitalized terms used in this Supplement but not defined here have the same meanings here as in the Proxy Statement.

Correction to Information Regarding Record Date; Voting Rights

      On the Record Date, there were issued and outstanding (i) 33,702,266 shares of Common Stock, each of which is entitled to one vote (33,702,266 votes in the aggregate, out of 53,892,063 total votes), and (ii) 19,431,951 shares of 8% Preferred Stock, each of which is entitled to 1.039 votes (20,189,797 votes in the aggregate, out of 53,892,063 total votes).

Correction to Information Regarding Election of Directors

      On the Record Date, the parties to the Stockholders' Agreement had the power to vote, in the aggregate, approximately 56.5% in voting power of the shares of Capital Stock. Those parties have agreed to vote their shares of Capital Stock in favor of the election to the Board of Directors of each of the ten nominees identified in the Proxy Statement. Accordingly, a vote in favor of the election to the Board of Directors of each of the nominees is assured without the vote of any other holder of Capital Stock.

                       CORRECTION TO INFORMATION REGARDING
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock and 8% Preferred Stock, as of August 25, 2000 (based on 33,702,266 shares of Common Stock outstanding on that date), by
(i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock or 8% Preferred Stock (based, in part, upon copies of all Schedules 13D and 13G provided to the Company), (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all executive officers and directors of the Company as a group. Because the voting or dispositive power of certain shares listed in the table is shared, the same securities are sometimes listed opposite more than one name in the table and the sharing of voting or dispositive power is described in a footnote. The total number of shares of Common Stock and 8% Preferred Stock listed below for directors and executive officers as a group eliminates such duplication.

      Each share of 8% Preferred Stock is convertible by its holder into 1.039 shares of Common Stock. The table assumes that no warrants for the purchase of stock of the Company have been exercised. As far as the Company is aware, none of the stockholders named in the table owns any warrants for the purchase of stock of the Company.

      Under the rules of the Securities and Exchange Commission, beneficial ownership of a share of 8% Preferred Stock constitutes beneficial ownership of
1.039 shares of Common Stock (the amount into which the 8% Preferred Stock is convertible). Beneficial ownership of Common Stock is shown in the main part of the table and the portion of that beneficial ownership traceable to beneficial ownership of 8% Preferred Stock is set forth in the footnotes.

      The Schedules 13D and 13G that the Company used in compiling the table take differing positions as to whether shares of stock covered by the Stockholders' Agreement are held with "shared voting power." The table does not attempt to reconcile those differences.

                  Shares of Common Stock Beneficially Owned

                                      Sole Voting       Shared Voting           Sole Dispositive       Shared Dispositive
                                         Power              Power                    Power                   Power
    Five Percent Stockholders,           -----              -----                    -----                   -----
             Directors                       Percent               Percent                 Percent               Percent
      and Executive Officers         Number  of Class  Number      of Class     Number     of Class     Number   of Class
      ---------------------          ------  --------  ------      --------     ------     --------     ------   --------

Avi Arad (1) (2)..................      --   *        30,954,151      67.8%     4,650,000      13.6%        --         *
   1698 Post Road East
   Westport, Connecticut 06880
Isaac Perlmutter (2) (3)..........      --   *        30,954,151      67.8%    15,044,781      38.8%        --         *
   P.O. Box 1028
   Lake Worth, Florida 33460
The  Chase  Manhattan   Corporation
(2) (4)...........................      --   *        30,954,151      67.8%     2,216,352       6.4%        --         *
   270 Park Avenue
   New York, New York 10017
Morgan  Stanley & Co.  Incorporated
(2) (5)...........................      --   *        30,954,151      67.8%          --          *       5,280,167   14.8%
   1585 Broadway
   New York, New York 10036
Whippoorwill Associates,
Incorporated  as  agent  of  and/or
general partner  for  certain
institutions and funds (6)..........    --   *         3,841,550      10.6%          --          *       3,841,550   10.6%
   11 Martine Avenue
   White Plains, New York 10606
Mark H. Rachesky, M.D. (7)........      --   *         2,197,216      6.13%          --          *       2,197,216   6.13%
   c/o MHR Fund Management LLC
   40 West 57th  Street,  33rd Floor
   New York, New York 10019
Morton E. Handel (8)..............  54,334   *           --             *            --          *          --         *
F. Peter Cuneo (9)................ 405,214  1.2%         --             *            --          *          --         *
Sid Ganis (10) ...................  16,667   *           --             *            --          *          --         *
Shelley F. Greenhaus (11) ........  26,667   *           --             *            --          *          --         *
James F. Halpin (12)..............  31,667   *           --             *            --          *          --         *
Michael M. Lynton (12)............  26,667   *           --             *            --          *          --         *
Lawrence Mittman (12).............  26,667   *           --             *            --          *          --         *
Rod Perth (12)....................  26,667   *           --             *            --          *          --         *
Michael J. Petrick................      --   *           --             *            --          *          --         *
Alan Fine (13).................... 216,667   *           --             *            --          *          --         *
Eric Ellenbogen (14) ............. 240,000   *           --             *            --          *          --         *
William H. Hardie, III (15) ......      --   *           --             *            --          *          --         *
Robert S. Hull (16)...............      --   *           --             *            --          *          --         *
All current executive  officers and
directors as a group
   (15 persons) (2) (17).......... 837,217  2.4%      30,954,151      67.8%    19,694,781      50.1%        --         *

----------
* Less than 1%.

 (1) Figures include 500,000 shares of Common Stock subject to stock options granted to Mr. Arad pursuant to the Stock Incentive Plan which are immediately exercisable. Mr. Arad is a party to the Stockholders' Agreement. Except for the 4,650,000 shares over which Mr. Arad may be deemed to have sole dispositive power, shares over which Mr. Arad may be deemed to have shared voting power (which include shares of Common Stock underlying 10,989,381 shares of 8% Preferred Stock) are beneficially owned by other parties to the Stockholders' Agreement and it is only by reason of Mr. Arad's position as a party to the Stockholders' Agreement that Mr. Arad may be deemed to possess that shared voting power.

 (2) Figures in the table and in the footnotes for the number of shares beneficially owned by parties to the Stockholders' Agreement do not include shares beneficially owned by Dickstein Partners Inc. and certain of its affiliates that are signatories to the Stockholders' Agreement. Shares of Common Stock beneficially owned by Dickstein Partners Inc. and those affiliates are covered by the Stockholders' Agreement, but the Company does not know the number of those shares. Dickstein Partners Inc. and its affiliates beneficially own less than 5% of the Common Stock and no longer file ownership reports on Schedules 13D or 13G with the Securities and Exchange Commission.

(3)      Mr. Perlmutter is a party to the Stockholders' Agreement.

   (a) Figures include 13,334 shares of Common Stock subject to stock options granted to Mr. Perlmutter pursuant to the Stock Incentive Plan which are immediately exercisable. Other shares over which Mr. Perlmutter may be deemed to have sole dispositive power are directly held as follows:

                                                            Shares of Common    Shares of 8%
                    Holder                                       Stock         Preferred Stock
                    ------                                       -----         ---------------
      Zib.................................................     9,256,000             --
      The Laura and Isaac Perlmutter Foundation Inc.......       250,000             --
      Object Trading Corp.................................        33,500          4,012,187
      Classic Heroes, Inc.................................          --              265,302
      Biobright Corporation...............................          --              265,302
      Tangible Media, Inc.................................       400,000             --
      Isaac Perlmutter T.A................................          --              333,965
      Isaac Perlmutter....................................        25,000             --


         The sole stockholder of Zib, a Delaware corporation, is Isaac Perlmutter T.A., a Florida trust (the "Perlmutter Trust"). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and may revoke it at any time. Mr. Perlmutter is a director and the president of the Laura and Isaac Perlmutter Foundation Inc., a Florida not-for-profit corporation. Mr. Perlmutter is the sole stockholder of (i) Object Trading Corp., a Delaware corporation, (ii) Classic Heroes, Inc., a Delaware corporation, (iii) Biobright Corporation, a Delaware corporation and (iv) Tangible Media, Inc., a Delaware corporation. Mr. Perlmutter may be deemed to possess (i) the power to vote and dispose of the shares of Capital Stock directly held by Zib, Object Trading Corp., Classic Heroes, Inc., Biobright Corporation, Tangible Media, Inc. and the Perlmutter Trust, and (ii) the power to direct the vote and disposition of the shares of Capital Stock directly held by the Laura and Isaac Perlmutter Foundation Inc.

   (b) Except for the 15,044,781 shares over which Mr. Perlmutter may be deemed to have sole dispositive power (which include shares of Common Stock underlying 4,876,756 shares of 8% Preferred Stock), shares over which Mr. Perlmutter may be deemed to have shared voting power (which include shares of Common Stock underlying 10,989,381 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with Mr. Perlmutter and it is only by reason of Mr. Perlmutter's position as a party to the Stockholders' Agreement that Mr. Perlmutter may be deemed to possess that shared voting power.

(4)(a) Shares over which The Chase Manhattan Corporation, a Delaware corporation, may be deemed to have sole dispositive power are held directly by The Chase Manhattan Bank, a New York corporation that is wholly owned by The Chase Manhattan Corporation. The Chase Manhattan Bank is a party to the Stockholders' Agreement.

   (b) Except for the 2,216,352 shares over which The Chase Manhattan Corporation may be deemed to have sole dispositive power (which include shares of Common Stock underlying 892,758 shares of 8% Preferred Stock), shares over which The Chase Manhattan Corporation may be deemed to have shared voting power (which include shares of Common Stock underlying 10,989,381 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with The Chase Manhattan Corporation and it is only by reason of The Chase Manhattan Bank's position as a party to the Stockholders' Agreement that The Chase Manhattan Corporation may be deemed to possess that shared voting power.

(5) Morgan Stanley is a party to the Stockholders' Agreement. Morgan Stanley shares dispositive power over 5,280,167 shares with its parent, Morgan Stanley Dean Witter & Co. Except for those 5,280,167 shares (which include shares of Common Stock underlying 2,897,972 shares of 8% Preferred Stock), shares over which Morgan Stanley may be deemed to have shared voting power (which include shares of Common Stock underlying 10,989,381 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with Morgan Stanley and it is only by reason of Morgan Stanley's position as a party to the Stockholders' Agreement that Morgan Stanley may be deemed to possess that shared voting power.

(6) Whippoorwill may be deemed to be the beneficial owner of these shares (which include shares of Common Stock underlying 2,370,319 shares of 8% Preferred Stock) because it has discretionary authority with respect to the investments of, and acts as agent for, the direct holders of the shares. Whippoorwill disclaims any beneficial ownership of Common Stock or 8% Preferred Stock except to the extent of Whippoorwill's pecuniary interest in that stock, if any. Whippoorwill, as agent of and/or general partner for certain institutions and funds, is a party to the Stockholders' Agreement. Figures include 78,699 shares of Common Stock (which include shares of Common Stock underlying 48,424 shares of 8% Preferred Stock) that are not subject to the Stockholders' Agreement.

(7) Based on a Schedule 13G filed with the Securities and Exchange Commission on November 12, 1999 by (i) MHR Institutional Partners LP, a Delaware limited partnership ("Institutional Partners"); (ii) MHRM Partners LP, a Delaware limited partnership ("MHRM"); (iii) MHR Capital Partners LP, a Delaware limited partnership ("Capital Partners"); (iv) MHR Institutional Advisors LLC, a Delaware limited liability company ("Institutional Advisors") and the general partner of Institutional Partners and MHRM; (v) MHR Advisors LLC, a Delaware limited liability company ("Advisors") and the general partner of Capital Partners; and
         (vi) Mark H. Rachesky, M.D., the managing member of Institutional Advisors and Advisors. Each party named in this footnote has an office at 40 West 57th Street, 33rd Floor, New York, NY 10019. Figures include shares of Common Stock underlying 2,036,752 shares of 8% Preferred Stock.

(8) Figures include 33,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(9) Figures include 375,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable and 214 shares of Common Stock, of which Mr. Cuneo disclaims beneficial ownership, owned by Mr. Cuneo's son.

(10) Figures include 6,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(11) Figures include 13,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable. Does not include shares held by various institutions and funds with respect to whose investments Whippoorwill has discretionary authority and for which Whippoorwill acts as agent. Mr. Greenhaus is the president and managing director of Whippoorwill. Mr. Greenhaus disclaims beneficial ownership of the shares of Common Stock and 8% Preferred Stock owned by discretionary accounts managed by Whippoorwill as set forth above except to the extent of his pecuniary interest in that stock, if any.

(12) Figures include 13,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(13) Figures include 216,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(14) Mr. Ellenbogen is no longer employed by the Company. Figures include 240,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(15)     Mr. Hardie is no longer employed by the Company.

(16)     Mr. Hull is no longer employed by the Company.

(17) Figures in the "Sole Voting Power" column, the "Shared Voting Power" column, and the "Sole Dispositive Power" column include, respectively, 698,338, 513,334 and 513,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.